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                               SEQUA CORPORATION
     Solicited  by  the Board  of Directors  for  use at  the Annual  Meeting of
Stockholders of Sequa Corporation -- May  12, 1994 at 11:00 A.M., in  Conference
Room 7 on the 11th floor, 270 Park Avenue, New York, New York.
     The  undersigned hereby appoints Norman E. Alexander, Stuart Z. Krinsly and
A. Leon Fergenson, and any one or more of them, attorneys and proxies, with full power of  substitution  and  revocation  in  each, for  and  on  behalf  of  the undersigned, and with all the powers the undersigned would possess if personally present,  to vote at  the above Annual  Meeting and any  adjournment thereof all shares of Common and Preferred Stock  of Sequa Corporation that the  undersigned would be entitled to vote at such meeting.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY



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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED,
SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR ITEMS 2 AND 3.

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
                                                                                                            WILL ATTEND
[ ]        Account Number         Class A Common         Class B Common         Preferred                       [ ]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR
                                 ITEMS 2 AND 3

Item 1 -- Election of the following nominees as Directors: Messrs. Alexander,
Dworman, Fergenson, Frankel, Gottesman, Krinsly, LeFrak, Quicke,
Sullivan and Tsai.

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
        FOR all                 WITHHELD for        WITHHELD for the following only
        Nominees                all Nominees        (Write the name of the nominee(s) in the space below)
          [ ]                       [ ]

Item 2 -- Approval of the Management Incentive
Bonus Plan for Corporate Staff

   FOR                 AGAINST               ABSTAIN
   [ ]                   [ ]                   [ ]

Item 3 -- Appointment of Independent Auditors
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
   FOR                 AGAINST               ABSTAIN

   [ ]                   [ ]                   [ ]

Item 4 -- In their discussion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

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
PLEASE MARK YOUR CHOICE LIKE THIS [*] IN BLUE OR BLACK INK.                  DATE
                                                                             SIGNATURE
                                                                             SIGNATURE
                                                                             Please  mark, date and sign  as your name appears
                                                                             above  and  return  in  the enclosed envelope. If
                                                                             acting   as   executor,  administrator,  trustee,
                                                                             guardian,  etc.,  you  should  so  indicate  when
                                                                             signing.  If the signer is  a corporation, please
                                                                             sign the  full corporate name, by duly authorized
                                                                             officer.   If  shares  are   held  jointly,  each
                                                                             stockholder named should sign.
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